RESTATED CERTIFICATE OF INCORPORATION

                            OF

                  ARROW ELECTRONICS, INC.

     Under Section 807 of the Business Corporation Law



          1.   The name of the Corporation is ARROW
ELECTRONICS, INC.

          2. The date of filing of the Certificate of Incorporation of the Corporation in the office of the Department of State is November 20, 1946.

          3. The text of the certificate of incorporation hereby is restated without amendment or change to read as follows:

          FIRST:    The name of the Corporation is ARROW
ELECTRONICS, INC.

          SECOND:   The purposes for which this Corporation
is formed are as follows:

          To design, patent, manufacture, fabricate, buy, sell, distribute, import, export, and generally deal in electrical devices, wireless telegraph and telephone instruments, sets, apparatus and parts thereof, radio transmitting and receiving instruments, sets, apparatus and parts thereof, electronic devices, instruments, sets, apparatus and parts thereof, as well as television instruments, sets, apparatus and parts thereof.

          To buy, sell and trade in all machinery, supplies and merchandise, and to do any and every act or thing that may be appurtenant, incidental to or necessary in connection with the foregoing purposes.

          To take, buy, exchange, lease or otherwise acquire real estate and any interest or right therein, and to hold, own, operate, control, maintain, manage and develop the same and to construct, maintain, alter, manage and control directly or through ownership of stock in any other corporation any and all kinds of buildings, stores, offices, warehouses, mills, shops, factories, machinery and plants, and any and all other structures and erections which may at any time be necessary, useful or advantageous for the purposes of this Corporation.

          To sell, assign and transfer, convey, lease or otherwise alienate or dispose of, and to mortgage or otherwise encumber the lands, buildings, real and personal property of the Corporation wherever situated, and any and all legal and equitable interests therein.

          To purchase, sell, lease, manufacture, deal in and deal with every kind of goods, wares and merchandise, and every kind of personal property, including patents and patent rights, chattels, easements, privileges and franchises which may lawfully be purchased, sold, produced, or dealt in by corporations formed under Article Two of the Stock
     Corporation Law of the State of New York.

          To purchase, acquire, hold and dispose of the stocks, bonds and other evidences of indebtedness of any corporation, domestic or foreign, and to issue in exchange therefor its stocks, bonds or other obligations, and to exercise in respect thereof all the rights, powers and privileges of individual owners, including the right to vote thereon; and to aid in any manner permitted by law any corporation of which any bonds or other securities or evidences of indebtedness or stocks are held by this corporation, and to do any acts or things designed to protect, preserve, improve or enhance the value of any such bonds or other securities or evidence of indebtedness of stock.

          The foregoing and the following clauses shall be construed as objects and powers in furtherance and not in limitation of the general powers conferred by the laws of the State of New York; and it is hereby expressly provided that the foregoing and the following enumeration of specific powers shall not be held to limit or restrict in any manner the powers of this Corporation, and that this Corporation may do all and everything necessary, suitable or proper for the accomplishment of any of the purposes or objects hereinabove enumerated either alone or in association with other corporations, firms or individuals, to the same extent and as fully as individuals might or could do as principals, agents, contractors or otherwise.

          Nothing in this certificate contained, however, shall authorize the Corporation to carry on any business or exercise any powers in any state or county which a similar corporation organized under the laws of such state or country could not carry on or exercise; or to engage within or without the State of New York in the business of a lighting or a transportation corporation, or in the common carrier business, or to issue bills, notes or other evidence of debt for circulation of money.

          THIRD:   The total number of shares of all
classes of stock which the Corporation shall have authority to issue is Eighty-Two Million (82,000,000) shares, consisting of:

          (a)  Two Million (2,000,000) shares of Preferred
     Stock having a par value of $1 per share (hereinafter referred to as "Preferred Stock"); and

          (b)  Eighty Million (80,000,000) shares of Common
     Stock having a par value of $1 per share (hereinafter referred to as "Common Stock").

     A.   Preferred Stock:

          Shares of Preferred Stock may be issued from time to time in one or more series, as may from time to time be determined by the Board of Directors, each of said series to be distinctly designated. All shares of any one series of Preferred Stock shall be alike in every particular, except that there may be different dates from which dividends, if any, thereon shall be cumulative, if made cumulative. The voting powers and the preferences and relative, participating, optional and other special rights or each such series, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding; and, subject to the provisions of subparagraph 1 of Paragraph C of this Article THIRD, the Board of Directors of the Corporation is hereby expressly granted authority to fix by resolution or resolutions adopted prior to the issuance of any shares of a particular series of Preferred Stock, the voting powers and the designations, preferences and relative, optional and other special rights and the qualifications, limitations and restrictions of such series, including, but without limiting the generality of the foregoing, the following:

          (a)  The distinctive designation of, and the
number of shares of Preferred Stock which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors) or decreased
(but not below the number of shares thereof then outstanding) from time to time by like action of the Board of Directors;

          (b) The rate and times at which, and the terms and conditions on which, dividends, if any, on Preferred
Stock of such series shall be paid, the extent of the preference or relation, if any, of such dividends to the dividends payable on any other class or classes, or series of the same or other classes of stock and whether such dividends shall be cumulative or non-cumulative;

          (c)  The right, if any, of the holders of
Preferred Stock of such series to convert the same into, or exchange the same for, shares of any other class or classes or of any series of the same or any other class or classes of stock of the Corporation and the terms and conditions of such conversion or exchange;

          (d)  Whether or not Preferred Stock of such
series shall be subject to redemption, and the redemption price or prices and the time or times at which, and the terms and conditions on which Preferred Stock of such series may be redeemed;

          (e)  The rights, if any, of the holders of
Preferred Stock of such series upon the voluntary or involuntary liquidation, merger, consolidation, distribution or sale of assets, dissolution or winding-up, of the Corporation;

          (f) The terms of the sinking fund or redemption or purchase account, if any, to be provided for the Preferred Stock of such series; and

          (g) The voting powers, if any, of the holders of such series of Preferred Stock which may, without limiting the generality of the foregoing, include the right, voting as a series by itself or together with other series of Preferred Stock or all series of Preferred Stock as a class, to elect one or more directors of the Corporation if there shall have been a default in the payment of dividends on any one or more series of Preferred Stock or under such other circumstances and on such conditions as the Board of Directors may determine; provided, however, that each holder of Preferred Stock shall have no more than one vote in respect of each share of Preferred Stock held by him on any matter voted upon by the shareholder.

     B.   Common Stock

          1.   After the requirements with respect to
preferential dividends on the Preferred Stock (fixed in accordance with the provisions of Paragraph A of this Article THIRD), if any, shall have been met and after the Corporation shall have complied with all the requirements, if any, with respect to the setting aside of sums as sinking funds or redemption or purchase accounts (fixed in accordance with the provisions of Paragraph A of this Article THIRD), and subject further to any other conditions which may be fixed in accordance with the provisions of Paragraph A of this Article THIRD, then and not otherwise the holders of Common Stock shall be entitled to receive such dividends as may be declared from time to time by the Board of Directors.

          2.   After distribution, in full of the
preferential amount, if any (fixed in accordance with the provisions of Paragraph A of this Article THIRD), to be distributed to the holders of Preferred Stock in the event of voluntary or involuntary liquidation, distribution or sale of assets, dissolution or winding-up, of the Corporation, the holders of the Common stock shall be entitled to receive all the remaining assets of the Corporation, tangible and intangible, of whatever kind available for distribution to shareholders ratably in proportion to the number of shares of Common Stock held by them respectively.

          3. Except as may otherwise be required by law or by the provisions of such resolution or resolutions as may be adopted by the Board of Directors pursuant to Paragraph A of this Article THIRD, each holder of Common
Stock shall have one vote in respect of each share of Common Stock held by him on all matters voted upon by the shareholders.

     C.   Other Provisions:

          1. No holder of any of the shares of any class or series of stock or of options, warrants or other rights to purchase shares of any class or series of stock or of other securities of the Corporation shall have any preemptive right to purchase or subscribe for any unissued stock of any class or series or any additional shares of any class or series to be issued by reason of any increase of the authorized capital stock of the Corporation of any class or series, or bonds, certificates of indebtedness, debentures or other securities convertible into or exchangeable for stock of the Corporation of any class or series, or carrying any right to purchase stock of any class or series, but any such unissued stock, additional authorized issue of shares of any class or series of stock or securities convertible into or exchangeable for stock, or carrying any right to purchase stock, may be issued and disposed of pursuant to resolution of the Board of Directors to such persons, firms, corporations or associations, whether such holders or others, and upon such terms as may be deemed advisable by the Board of Directors in the exercise of its sole discretion.

          2. The relative powers, preferences and rights of each series of Preferred Stock in relation to the powers, preferences and rights of each other series of Preferred Stock shall, in each case be as fixed from time to time by the Board of Directors in the resolution or resolutions adopted pursuant to authority granted in Paragraph A of this Article THIRD and the consent, by class or series vote or otherwise, of the holders of such of the series of Preferred Stock as are from time to time outstanding shall not be required for the issuance by the Board of Directors of any other series of Preferred Stock whether or not the powers, preferences and rights of such other series shall be fixed by the Board of Directors as senior to, or on a parity with, the powers, preferences and rights of such outstanding series, or any of them;
provided, however, that the Board of Directors may provide in the resolution or resolutions as to any series of Preferred Stock adopted pursuant to Paragraph A of this Article THIRD that the consent of the holders of a majority
(or such greater proportion as shall be therein fixed) of the outstanding shares of such series voting thereon shall be required for the issuance of any or all other series of Preferred Stock.

          3. Subject to the provisions of subparagraph 2 of this Paragraph C, shares of any series of Preferred
Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          4. Shares of Common Stock may be issued from time to time as the Board of Directors of the Corporation shall determine and on such terms and for such consideration as shall be fixed by the Board of Directors.

          5.   The authorized amount of shares of Common
Stock and of Preferred Stock may, without a class or series vote, be increased or decreased from time to time by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote thereon.

     D.   The voting powers and the designations,
preferences and relative, optimal and other special rights and the qualifications, limitations and restrictions of the $19.375 Convertible Exchangeable Preferred Stock are as follows:

     (A)  DESIGNATION AND SIZE OF ISSUE

          The distinctive designation of the series shall be "$19.375 Convertible Exchangeable Preferred Stock"
(hereinafter referred to as this "Series"). The number of shares which shall constitute this Series shall be 280,000 shares. Each share of this Series shall have a par value of $1.00.

     (B)  DIVIDENDS

          (1) The annual rate of dividends payable on each share of this Series shall be $19.375.

          (2)  Dividends shall be payable in cash,
quarterly on the first day of February, May, August and November of each year, commencing August 1, 1986 (each such date hereinafter referred to as a "Dividend Payment Date"), except that if such date is not a Business Day (as hereinafter defined), then such dividend shall be payable on the next succeeding calendar day which is a Business
Day. The amount of dividends payable on shares of this Series for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in Section (B)(1). Dividends payable on shares of this Series for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.
Dividends shall be payable to the record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend
Payment Date, to record holders of Shares of this Series as of the close of business on a date, not more than sixty
(60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. As used in this Paragraph D, the term "Business Day" means a day other than Saturday or Sunday and other than a day on which banking institutions in New York, New York are authorized by law or executive order to close.

          (3) Dividends payable on shares of this Series shall be cumulative and shall accumulate on each Dividend
Payment Date from the date of original issue. Accumulation of dividends shall not bear interest.

          (4) Except as hereinafter provided, so long as any shares of this Series are outstanding, no dividend
(other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and upon liquidation (collectively, the "Junior Stock")) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon the Junior Stock or upon any other stock of the Corporation ranking on a parity with this Series as to dividends or upon liquidation, nor shall any Junior Stock nor any other stock of the Corporation ranking on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock of the Corporation), unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid through the last
Dividend Payment Date. When dividends are not paid in full upon the shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any stock of the Corporation ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

     (C)  REDEMPTION

          (1) The Corporation, at the option of the Board of Directors, may, subject to the provisions of Section
(B)(4), (C)(2) and (C)(8) hereof, redeem at any time or from time to time all or any part of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption during the periods set forth below shall be the amount set forth opposite such period.

     If Redeemed During
      the Twelve-Month                 Redemption
   Period Beginning May, 1           Price Per Share

            1986                         $269.40
            1987                         $267.40
            1988                         $265.50
            1989                         $263.60
            1990                         $261.60
            1991                         $259.70
            1992                         $257.80
            1993                         $255.80
            1994                         $253.90
            1995                         $251.90

and $250 if redeemed on or after May 1, 1996 together in each case with accumulated and unpaid dividends to the date fixed for redemption.

          (2)  Notwithstanding the provisions of Section
(C)(1) above, the Corporation may not redeem any shares of this Series prior to May 1, 1988 unless the Closing Price
(as determined in Section (C)(3)) of the Corporation's
Common Stock shall have equaled or exceeded 150% of the then applicable conversion price per share (as fixed or determined in accordance with Section (D)) for at least twenty (20) Trading Days (as hereinafter defined) within thirty (30) consecutive Trading Days ending within five
Trading Days prior to the date notice of redemption is given. For purposes of this Paragraph D, Trading Day means, so long as the Common Stock is listed or admitted to trading on the New York Stock Exchange (or any successor to such Exchange), a day on which the New York Stock Exchange
(or such successor) is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on such Exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York
Stock Exchange member firm is open for the transaction of business.

          (3)  For purposes of this Paragraph D, the
Closing Price of the Corporation's Common Stock shall be the last sale price as shown on the Composite Tape of the New York Stock Exchange, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices on the New York Stock Exchange, or, if the Common
Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock
Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purpose
(other than the Corporation or a subsidiary thereof).

          (4)  In the event that fewer than all the
outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

          (5) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(iii) the redemption price; (iv) the place or places where certificates for cash shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion rate at the time applicable.

          (6) If notice shall have been given as provided in Section (C)(5) and the Corporation shall have provided moneys at the time and place specified for the payment of the redemption price pursuant to such notice, then from and after the redemption date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest) shall cease. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price set forth in Section (C)(1). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

          (7) Any shares of this Series which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

          (8) Notwithstanding the foregoing provisions of this Section (C), unless the full cumulative dividends on all outstanding shares of this Series and any other
Preferred Stock ranking on a parity with this Series shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no shares of this Series shall be redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series.

     (D)  CONVERSION RIGHTS

          (1) Each holder of a share of this Series shall have the right, at any time, or, as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date fixed for such redemption or exchange, to convert such share into fully paid and nonassessable shares of Common Stock of the Corporation at a rate of 15.244 shares of Common Stock for each share of this Series, subject to adjustment as provided in this Section (D) (the "conversion rate"). For purposes of this Paragraph D and the conversion of Debentures referred to in Section (E), the relationship between the "conversion rate" and the "conversion price" per share of Common Stock shall be such that the conversion price shall equal $250 divided by the conversion rate. The initial conversion price shall be $16.40 per share of Common Stock.

          (2) If any shares of this Series are surrendered for conversion subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend
Payment Date (except shares called for redemption on a redemption date between such record date and Dividend
Payment Date), the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption on a redemption date within such period) be accompanied by payment in New York
Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the share being surrendered for conversion. Except as provided in this Section (D)(2), no adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Common Stock issued upon conversion shall be made upon the conversion of any shares of this Series.

          (3) The Corporation shall not be required, in connection with any conversion of shares of this Series, to issue a fraction of a share of its Common Stock, but in lieu thereof the Corporation shall, subject to Section (D)(6)(e), make a cash payment (calculated to the nearest cent -- five mills being considered as nearer to the next highest cent) equal to such fraction multiplied by the Closing Price of the Common Stock on the last Trading
Day prior to the date of conversion.

          (4) Any holder of shares of this Series electing to convert such shares into Common Stock shall surrender the certificate or certificates for such shares at the office of the Transfer Agent therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The Corporation shall, as soon as practicable
(subject to Section (D)(6)(e) hereof) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed and the payment of cash in the amount required by Section (D)(2), issued and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of shares of Common Stock and the cash, if any, to which such holder is entitled upon such conversion.

          (5) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of this Series, to be converted, and the giving of written notice and payment, as prescribed in Section (D)(2) and
(D)(4); and the person entitled to receive the Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such Common Stock on such date. The Corporation shall not be required to deliver certificates for shares of its Common Stock while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books.

          (6) The conversion rate shall be adjusted from time to time as follows:

          (a) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding,
(i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of stock of the Corporation, the conversion price and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of this Series been converted immediately prior thereto. An adjustment made pursuant to this Section
(D)(6)(a) shall become effective retroactively to immediately after the opening of business on the day following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day following the effective date in the case of subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section (D)(6)(a), the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion price and/or conversion rate between or among shares of such classes of capital stock.

          (b) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined in Section (D)(6)(d), at such record date, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

          (c) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding, distribute to all holders shares of its Common Stock, evidences of its indebtedness or securities or assets
(excluding cash distributions payable out of consolidated earnings or retained earnings, or dividends payable in shares of Common Stock) or rights to subscribe (excluding those referred to in (b)), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator or which shall be the current market price per share (determined as provided in Section
(D)(6)(d)) of the Common Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (d) For the purpose of any computation under Section (D)(6)(b) and (D)(6)(c), the current market price of a share of Common Stock on any date shall be the average of the daily Closing Prices for 10 consecutive Business
Days before the day in question.

          (e) The Corporation shall be entitled to make such additional adjustments in the conversion price, in addition to those required by subsections D(6)(a), D(6)(b) and D(6)(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash), referred to above, shall not be taxable to the Shareholders.

          (f) In any case in which this Section (D)(6) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section (D)(6)(g)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the conversion rate prior to adjustment.

          (g) Notwithstanding any other provisions of this Section (D)(6), the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

          (h) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its President or a Vice President and by its Secretary or Treasurer or one of its Assistant Secretaries or Assistant
Treasurers, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment.
Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

          (i)  The term "Common Stock" as used in this
Paragraph D means the Corporation's Common Stock, $1.00 par value, as the same exists at the date of filing of the Certificate of Designation relating to this Series or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section
(D)(6)(a), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (g) of this Section (D)(6), and the provisions of Section (D)(1) through (5) and (7) through (11) with respect to the Common Stock shall apply on like or similar terms to any such other shares.

          (7) In case of either (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (b) any sale or conveyance to another corporation of the property of the Corporation as an entirety, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of this Series then outstanding shall have the right to convert such share of this Series into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series might have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (D). The provisions of this Section (D)(7) shall apply similarly to successive consolidations, mergers, sales or conveyances.

          (8) Any shares of this Series which shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Preferred
Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series; provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock which are held in the treasury of the Corporation.

          (9) If any shares of Common Stock required to be reserved for purposes of conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The
Corporation will endeavor to list the shares of Common
Stock required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

          (10) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (11) Before taking any action that would result in the conversion price being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common
Stock at the conversion price.


     (E)  EXCHANGE FOR DEBENTURES

          (1) The shares of this Series are exchangeable in whole, but not in part, at the sole option of the Corporation, at any time on and after May 1, 1988, on any Dividend Payment Date, into the Corporation's 7 3/4%
Convertible Subordinated Debentures Due 2011 (the
"Debentures") described in the Corporation's Registration
Statement on Form S-2 (Registration No. 33-4785) as filed with the Securities and Exchange Commission (the
"Registration Statement"); provided, that on or prior to the date fixed for exchange (the "Exchange Date") the Corporation shall have paid to the holders of outstanding shares of this Series and of Preferred Stock ranking on a parity with this Series all accumulated and unpaid dividends to the Exchange Date. Holders of outstanding shares of this Series shall be entitled to receive $250 principal amount of Debentures in exchange for each share of this Series held on the Exchange Date.

          (2) In the event the Corporation shall exchange shares of this Series, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Exchange Date, to each record holder of shares of this Series, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state:
(a) the Exchange Date; (b) the place or places where certificates for such shares are to be surrendered for exchange into Debentures; (c) that dividends on the shares to be exchanged will cease to accrue on the Exchange Date;
and (d) the conversion price of the shares to be redeemed, the Period within which conversion rights may be exercised and the conversion rate at the time applicable. Prior to giving notice of intention to exchange, the Corporation shall execute and deliver with a bank or trust company selected by the Corporation, and qualify under the Trust
Indenture Act of 1939, an Indenture (the "Indenture") in substantially the form filed as an exhibit to the Registration Statement with such changes therein as may be required by law or usage. The Corporation shall cause the Debentures to be authenticated on the Dividend Payment Date on which the exchange is effective, and the Corporation shall pay interest on the Debentures at the rate and on the dates specified in the Indenture from the Exchange Date.

          (3) Notice having been mailed as aforesaid, from and after the Exchange Date (unless the Corporation shall default in issuing Debentures in exchange for shares of this Series or in making the final dividend payment on the Exchange Date), dividends on the shares of this Series shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease. Upon surrender (in accordance with the notice provided for above in Section (E)(2)) of the certificates for any shares of this Series so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Debentures as aforesaid.

          (4) All shares of this Series which have been exchanged shall, after such exchange, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

     (F)  VOTING

          (1) The shares of this Series shall have the following voting rights:

          (a)  If and whenever at any time or times
dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the holders of shares of this Series, together with the holders of any other series of Preferred Stock as to which dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors.

          (b) Such voting right may be exercised initially either at a special meeting of the holders of the Preferred
Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends accumulated on the shares of this Series shall have been paid in full, at which time such voting right and the term of the directors elected pursuant to Section (F)(1)(a) shall terminate, subject to revesting on the basis set forth in Section (F)(1)(a).

          (c) At any time when such voting right shall have vested in holders of the Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of 10% in number of shares of Preferred Stock having such voting right then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of Preferred Stock having such voting right and of any other class or classes of stock having voting power with respect to the election of such directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 35 days after mailing the same within the United
States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of 10% in number of shares of the Preferred Stock then outstanding which would be entitled to vote at such meeting may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Section (F)(1)(c) or such other place as is selected by such designated stockholder. Any holder of the Preferred
Stock who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section (F)(1).
Notwithstanding the provisions of this Section (F)(1), no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (d)  At any meeting held for the purpose of
electing directors at which the holders of the Preferred
Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of fifty percent (50%) of the then outstanding shares of Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock entitled to elect such directors and (ii) except as otherwise required by law, in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum is present.

          (e) Any vacancy in the Board of Directors in respect of a director elected by holders of Preferred Stock pursuant to the voting right created under this Section
(F)(1) shall be filled by vote of the remaining director so elected, or if there be no such remaining director, by the holders of Preferred Stock entitled to elect such director or directors at a special meeting called in accordance with the procedures set forth in Section (F)(1)(c), or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting right, subject to the requirements of the Business
Corporation Law of New York, the term of office of all directors elected by holders of Preferred Stock voting separately as a class shall terminate.

          (f) So long as any shares of this Series remain outstanding, the Corporation shall not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% in number of shares of this Series then outstanding, amend, alter or repeal any of the provisions of this Paragraph D relating to this Series or the Certificate of Incorporation of the Corporation, or authorize any reclassification of the shares of this Series, so as in any such case to affect adversely the preferences, special rights or powers of the shares of this Series.

          (g) In exercising the voting rights set forth in this Section (F)(l), each share of Preferred Stock entitled to such voting right shall have equal voting power, notwithstanding any greater or lesser general voting powers of one or more series of Preferred Stock.

          (2)  No consent of holders of shares of this
Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of stock of the Corporation subordinate to the shares of this Series as to dividends and upon liquidation, dissolution or winding up of the Corporation or (iii) subject to Section (F)(1)(f), the issuance of any shares of Preferred Stock.

     (G)  LIQUIDATION RIGHTS

          (1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $250 per share, plus all accumulated and unpaid dividends to the date of final distribution.

          (2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (G).

          (3)  After the payment to the holders of the
shares of this Series of the full preferential amounts provided for in this Section (G), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

          (4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section (G)(1), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (H)  PRIORITY

          (1) For purposes of this Paragraph D, any stock of any class or series of the Corporation shall be deemed to rank:

               (i)  Prior to the shares of this Series,
     either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

              (ii)  On a parity with shares of this Series,
     either as to dividends or upon liquidation, whether or not the dividend rates, Dividend Payment Dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

             (iii)  Junior to shares of this Series, either
     as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

     E.   The voting powers and the designations,
preferences and relative, optimal and other special rights and the qualifications, limitations and restrictions of the Participating Preferred Stock are as follows:

     (A)  DESIGNATION AND SIZE OF ISSUE

          The distinctive designation of the series shall be "Participating Preferred Stock" (hereinafter referred to as this "Series"). The number of shares which shall constitute this Series shall be 200,000 shares. Each share of this Series shall have a par value of $1.00. The number of authorized shares of this Series may be increased or decreased (but not below the number of shares thereof then outstanding) by further resolution duly adopted by the Board of Directors of the Corporation and by the filing of a certificate pursuant to the provisions of the Business
Corporation Law of the State of New York stating that such increase or decrease has been so authorized.

     (B)  DIVIDENDS

          (1) Dividends on each share or fraction of a share of this Series shall be payable, when and as declared by the Board of Directors or by a committee of said Board of Directors duly authorized by said Board to declare such dividends, on each date that dividends (other than dividends payable in capital stock of the Corporation) are payable on capital stock comprising part of the Reference
Package (as defined in paragraph (2) of this Section (B)), in an amount per whole share of this Series equal to the aggregate amount of dividends (other than dividends payable in capital stock of the Corporation) that would be payable on such date to a holder of the Reference Package. Each such dividend shall be paid to the holders of record of shares of this Series as they appear on the stock register of the Corporation on such record date, not exceeding 60 days preceding the payment date thereof, as shall be fixed by the Board of Directors of the Corporation or by a committee of said Board of Directors duly authorized to fix such date. Dividends on account of arrears for any past dividend payment dates may be declared and paid at any time, without reference to any regular dividend payment date, to holders of record on such date, not exceeding 60 days preceding the payment date thereof, as may be fixed by the Board of Directors of the Corporation or by a committee of said Board of Directors duly authorized to fix such date. Dividends on each share of this Series or fraction of such share shall be cumulative from the date such share or fraction of a share is originally issued; provided that any such share or fraction originally issued after a dividend record date and on or prior to the dividend payment date to which such record date relates shall not be entitled to receive the dividend payable on such dividend payment date or any amount in respect of the period from such original issuance to such dividend payment date. For purposes of this paragraph (1), any redemption, purchase or other acquisition of any capital stock for any consideration by the Corporation pro rata or by lot from the holders thereof shall be deemed to be a dividend on such capital stock.

          (2) The term "Reference Package" shall initially mean 100 shares of Common Stock, par value $1.00 per share
("Common Stock"), of the Corporation. In the event the Corporation shall at any time after the Separation Date (as defined in the Rights Agreement, dated as of March 2, 1988, between the Corporation and Manufacturers Hanover Trust
Company, as Rights Agent) (i) declare or pay a dividend on any capital stock comprising part of the Reference Package payable in capital stock, (ii) subdivide any capital stock comprising part of the Reference Package, (iii) combine any capital stock comprising part of the Reference Package into a smaller number of shares or (iv) issue in a reclassification, merger or consolidation any shares of capital stock in respect of or in lieu of any existing capital stock comprising part of the Reference Package, then and in each such case the Reference Package after such event shall be the capital stock that a holder of the Reference Package immediately prior to such event would hold thereafter as a result thereof.

          (3) No full dividends shall be declared or paid or set apart for payment on the Preferred Stock of any series ranking, as to dividends, on a parity with or junior to this Series for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on this Series for all dividend payment periods terminating on or prior to the date of payment of such full cumulative dividends. When dividends are not paid in full, as aforesaid, upon the shares of this Series and any other Preferred Stock ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any other Preferred
Stock ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other Preferred
Stock shall in all cases bear to each other the same ratio that accumulated dividends per share on the shares of this Series and such other Preferred Stock bear to each other.
Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

          (4) So long as any shares of this Series are outstanding, no dividend (other than a dividend in Common
Stock or in any other stock ranking junior to this Series as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Common Stock or upon any other stock ranking junior to or on a parity with this Series as to dividends or upon liquidation, nor shall any Common
Stock or any other stock of the Corporation ranking junior to or on a parity with this Series as to dividends or upon liquidation be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to this Series as to dividends and upon liquidation) unless, in each case, the full cumulative dividends (including the dividend to be due upon payment of such dividend, distribution, redemption, purchase or other acquisition) on all outstanding shares of this Series shall have been, or shall contemporaneously be, paid.

          (5) Notwithstanding anything in this Section (B) to the contrary, the holders of shares of every other series of Preferred Stock shall be entitled to the receipt of dividends in preference or priority to the holders of shares of this Series.

     (C)  REDEMPTION

          (1)  The shares of this Series shall be
redeemable at the option of the Corporation, as a whole or in part, at any time or from time to time after the date which is two years following the Separation Date referred to in paragraph (2) of Section (B), at a redemption price per share equal to the Market Price (as hereinafter defined) of the Common Stock on the Trading Day (as hereinafter defined) immediately prior to the date fixed for redemption, multiplied by one hundred (the
"Multiplier"), plus in each case a sum equal to dividends accrued but unpaid.

          (2) In the event the Corporation shall at any time on or after the date of original issuance of shares of this Series declare or pay any dividend on the shares of Common Stock payable in shares of Common Stock, or effect a subdivision or combination or consolidation of the outstanding Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of Participating
Preferred Stock were entitled (without giving effect to such event), shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (3) As used herein, the term "Market Price" per share of the Common Stock on any date of determination shall mean the average of the daily closing prices per share of the Common Stock (determined as described below) on each of the 20 consecutive Trading Days through and including the Trading Day immediately preceding such date;
provided, however, that if the Company shall at any time
(i) declare a dividend on the Common Stock payable in Common Stock, (ii) subdivide the outstanding Common Stock,
(iii) combine the outstanding Common Stock into a smaller number of shares of Common Stock or (iv) issue any shares in a reclassification of the Common Stock, and such event or an event of a type analogous to any such event shall have caused the closing prices used to determine the Market
Price on any Trading Days not to be fully comparable with the closing price on such date of determination, each such closing price so used shall be appropriately adjusted in order to make it fully comparable with the closing price on such date of determination. The closing price per share of the Common Stock on any date shall be the last sale price, regular way, or, in case no such sale takes place on such date, the average of the closing bid and asked prices, regular way, for each share of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Common
Stock is listed or admitted to trading or, if the Common
Stock is not listed or admitted to trading on any national securities exchange, the average of the high bid and low asked prices for each share of Common Stock in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System
("NASDAQ") or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the securities selected by the Board of Directors of the Corporation; provided, however, that if any such date the Common Stock is not listed or admitted for trading on a national securities exchange or traded in the over-the-counter market, the closing price per share of the Common Stock on such date shall mean the fair value per share of Common Stock on such date as determined in good faith by the Board of Directors of the Corporation, after consultation with a nationally recognized investment banking firm with respect to the fair value per share of such securities, and set forth in a certificate delivered to the Corporation.

          (4) As used herein, the term "Trading Day", when used with respect to the Common Stock, shall mean a day on which the principal national securities exchange on which the Common Stock is listed or admitted to trading is open for the transaction of businesses or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a Business Day (defined to mean any day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close.)

          (5)  In the event that fewer than all the
outstanding shares of the Series are to be redeemed, the number of shares to be redeemed and the method for selection of those shares shall be as determined by the Board of Directors.

          (6) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock register of the Corporation. Each such notice shall state:
(i) the redemption date; (ii) the number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the redemption price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date.

          (7) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price) dividends on the shares of this Series so called for redemption shall cease, and said shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

          (8) Any shares of this Series which shall at any time have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred
Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

          (9) Notwithstanding the foregoing provisions of this Section (C), if any dividends on this Series are in arrears, no shares of this Series shall be redeemed unless all outstanding shares of this Series are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series; provided, however, that the foregoing shall not prevent the purchase or acquisition of shares of this Series pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of this Series.

     (D)  CONVERSION OR EXCHANGE

          The holders of shares of this Series shall not have any rights herein to convert such shares into or exchange such shares for shares of any other class or classes or of any other series of any class or classes of capital stock of the Corporation.

     (E)  VOTING

          (1) The shares of this Series shall have the following voting rights:

               (a)  If and whenever at any time or times
dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the holders of shares of this Series, together with the holders of any other series of Preferred Stock as to which dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of shareholders held for the purpose of electing directors.

               (b)  Such voting right may be exercised
initially either at a special meeting of the holders of the Preferred Stock having such voting right, called as hereinafter provided, or at any annual meeting of shareholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends accumulated on the shares of this Series shall have been paid in full, at which time such voting right and the term of the directors elected pursuant to Section (E)(1)(a) shall terminate, subject to revesting on the basis set forth in Section (E)(1)(a).

               (c)  At any time when such voting right
shall have vested in holders of the Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of 10% in number of shares of Preferred Stock having such voting right then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of Preferred Stock having such voting right and of any other class or classes of stock having voting power with respect to the election of such directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of shareholders at the place for holding annual meetings of shareholders of the Corporation or, if none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 35 days after mailing the same within the United
States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of 10% in number of shares of the Preferred Stock then outstanding which would be entitled to vote at such meeting may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of shareholders and shall be held at the same place as is elsewhere provided for in this Section (E)(1)(c) or such other place as is selected by such designated shareholder. Any holder of the Preferred
Stock who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of shareholders to be called pursuant to the provisions of this Section (E)(1).
Notwithstanding the provisions of this Section (E)(1), no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of shareholders.

               (d)  At any meeting held for the purpose of
electing any directors at which the holders of the Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of fifty percent (50%) of the then outstanding shares of Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of the Preferred
Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock entitled to elect such directors and (ii) except as otherwise required by law, in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum is present.

               (e)  Any vacancy in the Board of Directors
in respect of a director elected by holders of Preferred
Stock pursuant to the voting right created under this Section (E)(1) shall be filled by vote of the remaining director so elected, or if there be no such remaining director, by the holders of Preferred Stock entitled to elect such director or directors at a special meeting called in accordance with the procedures set forth in Section (E)(1)(c), or, if no such special meeting is called, at the next annual meeting of shareholders. Upon any termination of such voting right, subject to the requirements of the Business Corporation Law of New York, the term of office of all directors elected by holders of Preferred Stock voting separately as a class shall terminate.

               (f)  So long as any shares of this Series
remain outstanding, the Corporation shall not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% in number of shares of this Series then outstanding, amend, alter or repeal any of the provisions of this Paragraph E relating to this Series or the Certificate of Incorporation of the Corporation, or authorize any reclassification of the shares of this Series, so as in any such case to affect adversely the preferences, special rights or powers of the shares of this Series.

               (g)  In exercising the voting rights set
forth in this Section (E)(1), each share of Preferred Stock entitled to such voting right shall have equal voting power, notwithstanding any greater or lesser general voting powers of one or more series of Preferred Stock.

          (2)  No consent of holders of shares of this
Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of stock of the Corporation subordinate to the shares of this Series as to dividends and upon liquidation, dissolution or winding up of the Corporation or (iii) subject to Section (E)(1)(f), the issuance of the shares of Preferred Stock.

     (F)  LIQUIDATION RIGHTS

          (1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series upon liquidation, the amount of $5,000 per share, plus all accumulated and unpaid dividends to the date of final distribution.

          (2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (F).

          (3)  After the payment to the holders of the
shares of this Series of the full preferential amounts provided for in this Section (F), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

          (4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section (F)(1), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such party shares are respectively entitled upon such dissolution, liquidation or winding up.

          (5) Notwithstanding anything in this Section (F) to the contrary, the holders of shares of every other series of Preferred Stock shall be entitled to the receipt of amounts distributable upon dissolution, liquidation or winding up of the Corporation in preference or priority to the holders of shares of this Series.

     (G)  PRIORITY

          (1) For purposes of this Section G, any stock of any class or series of the Corporation shall be deemed to rank:

               (i)  Prior to the shares of this Series,
either as to dividends or upon liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

               (ii)  On a parity with shares of this
Series, either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

             (iii)  Junior to shares of this Series, either
as to dividends or upon liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

     F.   The voting powers and the designations,
preferences and relative, optimal and other special rights and the qualifications, limitations and restrictions of the Series B $19.375 Convertible Exchangeable Preferred Stock are as follows:

     (A)  DESIGNATION AND SIZE OF ISSUE

          The distinctive designation of the series shall be "Series B $19.375 Convertible Exchangeable Preferred
Stock" (hereinafter referred to as this "Series"). The number of shares which shall constitute this Series shall be 66,500 shares. Each share of this Series shall have a par value of $1.00.

     (B)  DIVIDENDS

          (1) The annual rate of dividends payable on each share of this Series shall be $19.375.

          (2)  Dividends shall be payable in cash,
quarterly on the first day of January, April, July and October of each year, commencing April 1, 1992 (each such date hereinafter referred to as a "Dividend Payment Date"), except that if such date is not a Business Day (as hereinafter defined), then such dividend shall be payable on the next succeeding calendar day which is a Business
Day. The amount of dividends payable on shares of this Series for each full quarterly dividend period shall be computed by dividing by four the annual rate per share set forth in Section (B)(1). Dividends payable on shares of this Series for the initial dividend period and for any period less than a full quarterly period shall be computed on the basis of a 360-day year of twelve 30-day months.
Dividends shall be payable to the record holders of shares of this Series as of the close of business on a date, not more than sixty (60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. Dividends in arrears may be declared and paid at any time, without reference to any regular Dividend
Payment Date, to record holders of Shares of this Series as of the close of business on a date, not more than sixty
(60) days preceding the payment date thereof, fixed by the Board of Directors of the Corporation. As used in this Paragraph F, the term "Business Day" means a day other than Saturday or Sunday and other than a day on which banking institutions in New York, New York are authorized by law or executive order to close.

          (3) Dividends payable on shares of this Series shall be cumulative and shall accumulate on each Dividend
Payment Date from the date of original issue. Accumulation of dividends shall not bear interest.

          (4) Except as hereinafter provided, so long as any shares of this Series are outstanding, no dividend
(other than a dividend in Common Stock or in any other stock of the Corporation ranking junior to this Series as to dividends and as to liquidation (collectively, the "Junior Stock")) shall be declared or paid or set aside for payment, and no other distribution shall be declared or made, upon the Junior Stock or upon any other stock of the Corporation ranking on a parity with this Series as to dividends or as to liquidation, nor shall any Junior Stock nor any other stock of the Corporation ranking on a parity with this Series as to dividends or as to liquidation be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for Junior Stock of the Corporation), unless, in each case, the full cumulative dividends on all outstanding shares of this Series shall have been paid or contemporaneously are declared and paid through the last
Dividend Payment Date. When dividends are not paid in full upon the shares of this Series and any other stock of the Corporation ranking on a parity as to dividends with this Series, all dividends declared upon shares of this Series and any stock of the Corporation ranking on a parity as to dividends with this Series shall be declared pro rata so that the amount of dividends declared per share on this Series and such other stock shall in all cases bear to each other the same ratio that accrued dividends per share on the shares of this Series and such other stock bear to each other. Holders of shares of this Series shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided, on this Series. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on this Series which may be in arrears.

     (C)  REDEMPTION

          (1) The Corporation, at the option of the Board of Directors, may, subject to the provisions of Section
(B)(4), (C)(2) and (C)(8) hereof, redeem at any time or from time to time all or any part of the outstanding shares of this Series. The redemption price for each share of this Series called for redemption shall be $250 together with accumulated and unpaid dividends to the date fixed for redemption.

          (2)  Notwithstanding the provisions of Section
(C)(1) above, the Corporation may not redeem any shares of this Series (i) prior to February 7, 1994 and (ii) prior to the dates set forth below unless the Closing Price (as determined in Section (C)(3)) of the Corporation's Common
Stock shall have equaled or exceeded the amount set forth opposite such date for at least twenty (20) Trading Days
(as hereinafter defined) within thirty (30) consecutive
Trading Days ending within five Trading Days prior to the date notice of redemption is given.

In order to Redeem                 Closing Price Must
Prior to February 7,               Equal or Exceed

     1995                               $22

     1996                               $21

     1997                               $20


For purposes of this Paragraph F, Trading Day means, so long as the Common Stock is listed or admitted to trading on the New York Stock Exchange (or any successor to such Exchange), a day on which the New York Stock Exchange (or such successor) is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on such Exchange, a day on which the principal national securities exchange on which the Common Stock is listed is open for the transaction of business, or, if the Common Stock is not listed or admitted to trading on any national securities exchange, a day on which any New York
Stock Exchange member firm is open for the transaction of business.

          (3)  For purposes of this Paragraph F, the
Closing Price of the Corporation's Common Stock shall be the last sale price as shown on the Composite Tape of the New York Stock Exchange, or, in the case no such sale takes place on such day, the average of the closing bid and asked prices on the New York Stock Exchange, or, if the Common
Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or, if it is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices as furnished by any New York Stock
Exchange member firm selected from time to time by the Board of Directors of the Corporation for such purpose
(other than the Corporation or a subsidiary thereof).

          (4)  In the event that fewer than all the
outstanding shares of this Series are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors, and the shares to be redeemed shall be determined by lot or by any other method as may be determined by the Board of Directors in its sole discretion to be equitable.

          (5) In the event the Corporation shall redeem shares of this Series, notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the redemption date, to each record holder of the shares to be redeemed, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state: (i) the redemption date; (ii) the total number of shares of this Series to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder;
(iii) the redemption price; (iv) the place or places where certificates for cash shares are to be surrendered for payment of the redemption price; (v) that dividends on the shares to be redeemed will cease to accrue on such redemption date; and (vi) the conversion rights of the shares to be redeemed, the period within which conversion rights may be exercised, and the conversion rate at the time applicable.

          (6) If notice shall have been given as provided in Section (C)(5) and the Corporation shall have provided moneys at the time and place specified for the payment of the redemption price pursuant to such notice, then from and after the redemption date, dividends on the shares of this Series so called for redemption shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price without interest) shall cease. Upon surrender (in accordance with the notice) of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price set forth in Section (C)(1). In case fewer than all the shares represented by any such certificate are to be redeemed, a new certificate shall be issued representing the unredeemed shares, without cost to the holder thereof.

          (7) Any shares of this Series which have been redeemed shall, after such redemption, have the status of authorized but unissued shares of Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series by the Board of Directors.

          (8) Notwithstanding the foregoing provisions of this Section (C), unless the full cumulative dividends on all outstanding shares of this Series and any other
Preferred Stock ranking on a parity with this Series shall have been paid or contemporaneously are declared and paid through the last Dividend Payment Date, no shares of this Series shall be redeemed, and the Corporation shall not purchase or otherwise acquire any shares of this Series.

     (D)  CONVERSION RIGHTS

          (1) (a)   Common Stock.  Each holder of a share
of this Series shall have the right, at any time on and after February 7, 1994, or, as to any share of this Series called for redemption or exchange, at any time prior to the close of business on the date fixed for such redemption or exchange, to convert such share into fully paid and nonassessable shares of Common Stock of the Corporation at a rate of 15.244 shares of Common Stock for each share of this Series, subject to adjustment as provided in this Section (D) (the "conversion rate"). For purposes of this
Paragraph F and the conversion of Debentures referred to in Section (E), the relationship between the "conversion rate" and the "conversion price" per share of Common Stock shall be such that the conversion price shall equal $250 divided by the conversion rate. The initial conversion price shall be $16.40 per share of Common Stock.

              (b)   $19.375 Convertible Exchangeable
Preferred Stock. Subject to the limitations set forth below, at any time after February 7, 1994, the holders of a majority of shares of this Series may give notice to the Corporation requesting the conversion of all, but not fewer than all, such shares into fully paid and nonassessable shares of the $19.375 Convertible Exchangeable Preferred
Stock of the Corporation (the "Series A Stock"). Upon such notice, the Corporation shall (i) notify all other holders of shares of this Series that such holders may also, upon prompt notice to the Corporation, request such conversion and (ii) use its best efforts to prepare and enter into documentation required to effect the conversion of all, but not fewer than all, of the shares of this Series whose holders have elected conversion, into fully paid and nonassessable shares of the Series A Stock. The rate at which shares of this Series may be converted into shares of Series A Stock shall be one share of Series A Stock for each share of this Series, subject to adjustment as provided in this Section (D) (the "Series A conversion rate"). The Corporation shall not be required to effect any conversion under this paragraph (b) if (i) such conversion would conflict with or result in a breach of or default under any agreement or instrument to which the Corporation is a party, or result in any violation of any provision of the Corporation's Certificate of Incorporation or By-Laws or any statute, order, rule or regulation of any of any court, governmental agency or body having jurisdiction over the Corporation or any of its properties,
(ii) such conversion would require approval of any shareholders of the Corporation, (iii) such conversion, would, in the good faith judgement of the Board of Directors of the Corporation, be unduly burdensome, or (iv) the Series A Stock is no longer outstanding or listed on any national securities exchange.

          (2) If any shares of this Series are surrendered for conversion subsequent to the record date preceding a Dividend Payment Date but on or prior to such Dividend
Payment Date (except shares called for redemption on a redemption date between such record date and Dividend
Payment Date), the registered holder of such shares at the close of business on such record date shall be entitled to receive the dividend payable on such shares on such Dividend Payment Date notwithstanding the conversion thereof. Shares of this Series surrendered for conversion during the period from the close of business on any record date for the payment of dividends next preceding any Dividend Payment Date to the opening of business on such Dividend Payment Date shall (except in the case of shares which have been called for redemption on a redemption date within such period) be accompanied by payment in New York
Clearing House funds or other funds acceptable to the Corporation of an amount equal to the dividend payable on such Dividend Payment Date on the share being surrendered for conversion. Except as provided in this Section (D)(2), no adjustments in respect of or payments of dividends on shares surrendered for conversion or any dividend on the Common Stock or Series A Stock, as the case may be, issued upon conversion shall be made upon the conversion of any shares of this Series.

          (3) The Corporation shall not be required, in connection with any conversion of shares of this Series into Common Stock, to issue a fraction of a share of its Common Stock, but in lieu thereof the Corporation shall, subject to Section (D)(6)(e), make a cash payment
(calculated to the nearest cent -- five mills being considered as nearer to the next highest cent) equal to such fraction multiplied by the Closing Price of the Common
Stock on the last Trading Day prior to the date of conversion.

          (4) Any holder of shares of this Series electing to convert such shares shall surrender the certificate or certificates for such shares at the office of the Transfer
Agent therefor (or at such other place as the Corporation may designate by notice to the holders of shares of this Series) during regular business hours, duly endorsed to the Corporation or in blank, or accompanied by instruments of transfer to the Corporation or in blank, in form satisfactory to the Corporation, and shall give written notice to the Corporation at such office that such holder elects to convert such shares of this Series. The
Corporation shall, as soon as practicable (subject to Section (D)(6)(e) hereof) after such deposit of certificates for shares of this Series, accompanied by the written notice above prescribed and the payment of cash in the amount required by Section (D)(2), issue and deliver at such office to the holder for whose account such shares were surrendered, or to his nominee, certificates representing the number of new shares, and the cash, if any, to which such holder is entitled upon such conversion.

          (5) Conversion shall be deemed to have been made as of the date of surrender of certificates for the shares of this Series, to be converted, and the giving of written notice and payment, as prescribed in Section (D)(2) and
(D)(4); and the person entitled to receive the new shares issuable upon such conversion shall be treated for all purposes as the record holder of such new shares on such date. The Corporation shall not be required to deliver certificates for such new shares while the stock transfer books for such stock or for this Series are duly closed for any purpose, but certificates for the new shares shall be issued and delivered as soon as practicable after the opening of such books.

          (6) The conversion rate shall be adjusted from time to time as follows:

          (h) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding,
(i) pay a dividend in shares of its Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Common Stock any shares of stock of the Corporation, the conversion price and the conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of this Series been converted immediately prior thereto. An adjustment made pursuant to this Section
(D)(6)(a) shall become effective retroactively to immediately after the opening of business on the day following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day following the effective date in the case of subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section (D)(6)(a), the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted conversion price and/or conversion rate between or among shares of such classes of capital stock.

          (i) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding, issue rights or warrants to all holders of shares of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share of Common Stock (as defined in Section (D)(6)(d), at such record date, the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Common Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Common Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

          (j) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding, distribute to all holders of shares of its Common Stock, evidences of its indebtedness or securities or assets
(excluding cash distributions payable out of consolidated earnings or retained earnings, or dividends payable in shares of Common Stock) or rights to subscribe (excluding those referred to in (b)), then in each such case the conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section
(D)(6)(d)) of the Common Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Common Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Common Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (k) For the purpose of any computation under Section (D)(6)(b) and (D)(6)(c), the current market price of a share of Common Stock on any date shall be the average of the daily Closing Prices for 10 consecutive Business
Days before the day in question.

          (l) The Corporation shall be entitled to make such additional adjustments in the conversion price, in addition to those required by subsections D(6)(a), D(6)(b) and D(6)(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision, reclassification or combination of shares of Common Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash), referred to above, shall not be taxable to the Shareholders.

          (m) In any case in which this Section (D)(6) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section (D)(6)(g)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above (ii) the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the conversion rate prior to adjustment.

          (n) Notwithstanding any other provisions of this Section (D)(6), the Corporation shall not be required to make any adjustment of the conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

          (o) Whenever an adjustment in the conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its President or a Vice President and by its Secretary or Treasurer or one of its Assistant Secretaries or Assistant
Treasurers, stating the adjusted conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment.
Promptly after the adjustment of the conversion rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

          (p)  The term "Common Stock" as used in this
Paragraph F means the Corporation's Common Stock, $1.00 par value, as the same exists at the date of filing of the Certificate of Designation relating to this Series or any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to Section
(D)(6)(a), the holder of any share of this Series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its Common Stock, the conversion rate of such other shares so receivable upon conversion of any share shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to Common Stock contained in subparagraphs (a) through (g) of this Section (D)(6), and the provisions of Section (D)(1) through (5) and (8) through (12) with respect to the Common Stock shall apply on like or similar terms to any such other shares.

          (7)  The Series A conversion rate shall be
adjusted from time to time as follows:

          (a) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding,
(i) pay a dividend in shares of its Series A Stock, (ii) subdivide its outstanding shares of Series A Stock, (iii) combine its outstanding shares of Series A Stock into a smaller number of shares, or (iv) issue by reclassification of its shares of Series A Stock any shares of stock of the Corporation, the Series A conversion rate in effect immediately prior to such action shall be adjusted so that the holder of any shares of this Series thereafter surrendered for conversion shall be entitled to receive the number of shares of capital stock of the Corporation which such holder would have owned or have been entitled to receive immediately following such action had such shares of this Series been converted immediately prior thereto.
An adjustment made pursuant to this Section (D)(7)(a) shall become effective retroactively to immediately after the opening of business on the day following the record date in the case of a dividend or distribution and shall become effective immediately after the opening of business on the day following the effective date in the case of subdivision, combination or reclassification. If, as a result of an adjustment made pursuant to this Section
(D)(7)(a), the holder of any shares of this Series thereafter surrendered for conversion shall become entitled to receive shares of two or more classes of capital stock of the Corporation, the Board of Directors (whose determination shall be conclusive) shall determine the allocation of the adjusted Series A conversion rate between or among shares of such classes of capital stock.

          (b) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding, issue rights or warrants to all holders of shares of its Series A Stock entitling them to subscribe for or purchase shares of Series A Stock at a price per share less than the current market price per share of Series A Stock (as defined in Section (D)(7)(d), at such record date, the Series A conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the Series A conversion rate in effect immediately prior to the date of issuance of such rights or warrants by a fraction, the numerator of which shall be the number of shares of Series
A Stock outstanding on the date of issuance of such rights or warrants plus the number of additional shares of Series
A Stock offered for subscription or purchase, and the denominator of which shall be the number of shares of Series A Stock outstanding on the date of issuance of such rights or warrants plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such current market price. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such rights or warrants.

          (c) In case the Corporation shall, at any time or from time to time while any of the Stock is outstanding, distribute to all holders of shares of its Series A Stock, evidences of its indebtedness or securities or assets
(excluding cash distributions payable out of consolidated earnings or retained earnings, or dividends payable in shares of Series A Stock) or rights to subscribe (excluding those referred to in (b)), then in each such case the Series A conversion rate shall be adjusted so that it shall equal the rate determined by multiplying the Series A conversion rate in effect immediately prior to the date of such distribution by a fraction, the numerator of which shall be the current market price per share (determined as provided in Section (D)(7)(d)) of the Series A Stock on the record date referred to below, and the denominator of which shall be such current market price per share of the Series
A Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) of the portion of the assets or evidences of indebtedness so distributed or of such subscription rights or warrants applicable to one share of Series A Stock. Such adjustment shall become effective retroactively immediately after the record date for the determination of stockholders entitled to receive such distribution.

          (d) For the purpose of any computation under Section (D)(7)(b) and (D)(7)(c), the current market price of a share of Series A Stock on any date shall be the average of the daily Closing Prices for 10 consecutive
Business Days before the day in question.

          (e) The Corporation shall be entitled to make such additional adjustments in the Series A conversion rate, in addition to those required by subsections D(7)(a), D(7)(b) and D(7)(c), as shall be necessary in order that any dividend or distribution in shares of stock, subdivision, reclassification or combination of shares of Series A Stock, issuance of rights or warrants, evidences of indebtedness or assets (other than cash), referred to above, shall not be taxable to the Shareholders.

          (f) In any case in which this Section (D)(7) shall require that an adjustment be made retroactively immediately following a record date, the Corporation may elect to defer (but only for five (5) Business Days following the filing of the statement referred to in Section (D)(7)(g)) issuing to the holder of any shares of this Series converted after such record date (i) the shares of Series A Stock and other capital stock of the Corporation issuable upon such conversion over and above
(ii) the shares of Series A Stock and other capital stock of the Corporation issuable upon such conversion on the basis of the Series A conversion rate prior to adjustment.

          (g) Notwithstanding any other provisions of this Section (D)(7), the Corporation shall not be required to make any adjustment of the Series A conversion rate unless such adjustment would require an increase or decrease of at least 1% in such rate. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment or adjustments so carried forward, shall amount to an increase or decrease of at least 1% in such rate.

          (h)  Whenever an adjustment in the Series A
conversion rate is required, the Corporation shall forthwith place on file with its Transfer Agent a statement signed by its President or a Vice President and by its Secretary or Treasurer or one of its Assistant Secretaries or Assistant Treasurers, stating the adjusted Series A conversion rate determined as provided herein. Such statements shall set forth in reasonable detail such facts as shall be necessary to show the reason and the manner of computing such adjustment. Promptly after the adjustment of the Series A conversion rate, the Corporation shall mail a notice thereof to each holder of shares of this Series.

          (8) In case of either (a) any consolidation or merger to which the Corporation is a party, other than a merger or consolidation in which the Corporation is the surviving or continuing corporation and which does not result in any reclassification of, or change (other than a change in par value or from par value to no par value or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock, or (b) any sale or conveyance to another corporation of the property of the Corporation as an entirety, then the Corporation, or such successor corporation, as the case may be, shall make appropriate provision so that the holder of each share of this Series then outstanding shall have the right to convert such share of this Series into the kind and amount of shares of stock or other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock into which such shares of this Series might have been converted immediately prior to such consolidation, merger, sale or conveyance, subject to adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section (D). The provisions of this Section (D)(8) shall apply similarly to successive consolidations, mergers, sales or conveyances.

          (9) Any shares of this Series which shall at any time have been converted shall, after such conversion, have the status of authorized but unissued shares of Preferred
Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors. The Corporation shall at all times reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the conversion of the shares of this Series, such number of its duly authorized shares of Common Stock and Series A Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of this Series;
provided, however, that nothing contained herein shall preclude the Corporation from satisfying its obligations in respect of the conversion of the shares by delivery of purchased shares of Common Stock or Series A Stock, as the case may be, which are held in the treasury of the Corporation.

          (10)  If any shares of Common Stock or Series A
Stock required to be reserved for purposes of conversion of shares of this Series hereunder require registration with or approval of any governmental authority before such shares may be issued upon conversion, the Corporation shall cause such shares to be duly registered or approved, as the case may be. The Corporation will endeavor to list the shares of Common Stock or Series A Stock, as the case may be, required to be delivered upon conversion of shares of this Series prior to such delivery upon each national securities exchange upon which the outstanding Common Stock is listed at the time of such delivery.

          (11) The Corporation shall pay any and all issue or other taxes that may be payable in respect of any issue or delivery of shares of Common Stock or Series A Stock, as the case may be, on conversion of shares of this Series pursuant hereto. The Corporation shall not, however, be required to pay any tax which is payable in respect of any transfer involved in the issue or delivery of Common Stock or Series A Stock, as the case may be, in a name other than that in which the shares of this Series so converted were registered, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Corporation the amount of such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

          (12) Before taking any action that would result in the conversion price being less than the then par value of the Common Stock, the Corporation shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common
Stock at the conversion price.

     (E)  EXCHANGE FOR DEBENTURES

          (1) The shares of this Series are exchangeable in whole, but not in part, at the sole option of the Corporation, at any time, on any Dividend Payment Date, into the Corporation's 7 3/4% Convertible Subordinated
Debentures Due 2017 (the "Debentures") in the form attached as Exhibit C to the Subscription Agreement, dated as of February 7, 1992, between the Corporation and the purchasers of the Preferred Stock (the "Subscription
Agreement"); provided, that on or prior to the date fixed for exchange (the "Exchange Date") the Corporation shall have paid to the holders of outstanding shares of this Series and of Preferred Stock ranking on a parity with this Series all accumulated and unpaid dividends to the Exchange
Date. Holders of outstanding shares of this Series shall be entitled to receive $250 principal amount of Debentures in exchange for each share of this Series held on the Exchange Date.

          (2) In the event the Corporation shall exchange shares of this Series, notice of such exchange shall be given by first class mail, postage prepaid, mailed not less than thirty (30) nor more than sixty (60) days prior to the Exchange Date, to each record holder of shares of this Series, at such holder's address as the same appears on the books of the Corporation. Each such notice shall state:
(a) the Exchange Date; (b) the place or places where certificates for such shares are to be surrendered for exchange into Debentures; (c) that dividends on the shares to be exchanged will cease to accrue on the Exchange Date;
and (d) the conversion price of the shares to be redeemed, the period within which conversion rights may be exercised and the conversion rate at the time applicable.

          (3) Notice having been mailed as aforesaid, from and after the Exchange Date (unless the Corporation shall default in issuing Debentures in exchange for shares of this Series or in making the final dividend payment on the Exchange Date), dividends on the shares of this Series shall cease to accrue, such shares shall no longer be deemed to be outstanding, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the Debentures) shall cease. Upon surrender (in accordance with the notice provided for above in Section (E)(2)) of the certificates for any shares of this Series so exchanged (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be exchanged by the Corporation into Debentures as aforesaid.

          (4) All shares of this Series which have been exchanged shall, after such exchange, have the status of authorized but unissued shares of Preferred Stock, without designation as to series until such shares are once more designated as part of a particular series by the Board of Directors.

     (F)  VOTING

          (1) The shares of this Series shall have the following voting rights:

          (a)  If and whenever at any time or times
dividends payable on shares of this Series shall have been in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, then the holders of shares of this Series, together with the holders of any other series of Preferred Stock as to which dividends are in arrears and unpaid in an aggregate amount equal to or exceeding the amount of dividends payable thereon for six quarterly dividend periods, shall have the exclusive right, voting separately as a class with such other series, to elect two directors of the Corporation, such directors to be in addition to the number of directors constituting the Board of Directors immediately prior to the accrual of such right, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor at each meeting of stockholders held for the purpose of electing directors.

          (b) Such voting right may be exercised initially either at a special meeting of the holders of the Preferred
Stock having such voting right, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at each such annual meeting until such time as all dividends accumulated on the shares of this Series shall have been paid in full, at which time such voting right and the term of the directors elected pursuant to Section (F)(1)(a) shall terminate, subject to revesting on the basis set forth in Section (F)(1)(a).

          (c) At any time when such voting right shall have vested in holders of the Preferred Stock, and if such right shall not already have been initially exercised, a proper officer of the Corporation shall, upon the written request of the record holders of 10% in number of shares of Preferred Stock having such voting right then outstanding, addressed to the Secretary of the Corporation, call a special meeting of the holders of Preferred Stock having such voting right and of any other class or classes of stock having voting power with respect to the election of such directors. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Board of Directors. If such meeting is not called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 35 days after mailing the same within the United
States of America, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the record holders of 10% in number of shares of the Preferred Stock then outstanding which would be entitled to vote at such meeting may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided for in this Section (F)(1)(c) or such other place as is selected by such designated stockholder. Any holder of the Preferred
Stock who would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this Section (F)(1).
Notwithstanding the provisions of this Section (F)(1), no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

          (d)  At any meeting held for the purpose of
electing directors at which the holders of the Preferred
Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of fifty percent (50%) of the then outstanding shares of Preferred Stock having such right shall be required and shall be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (i) the absence of a quorum of the holders of the Preferred Stock having such right shall not prevent the election of directors other than those to be elected by the holders of the Preferred Stock, and the absence of a quorum or quorums of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of the Preferred Stock entitled to elect such directors and (ii) except as otherwise required by law, in the absence of a quorum of the holders of any class of stock entitled to vote for the election of directors, a majority of the holders present in person or by proxy of such class shall have the power to adjourn the meeting for the election of directors which the holders of such class are entitled to elect, from time to time, without notice other than announcement at the meeting, until a quorum is present.

          (e) Any vacancy in the Board of Directors in respect of a director elected by holders of Preferred Stock pursuant to the voting right created under this Section
(F)(1) shall be filled by vote of the remaining director so elected, or if there be no such remaining director, by the holders of Preferred Stock entitled to elect such director or directors at a special meeting called in accordance with the procedures set forth in Section (F)(1)(c), or, if no such special meeting is called, at the next annual meeting of stockholders. Upon any termination of such voting right, subject to the requirements of the Business
Corporation Law of New York, the term of office of all directors elected by holders of Preferred Stock voting separately as a class shall terminate.

          (f) So long as any shares of this Series remain outstanding, the Corporation shall not, either directly or indirectly or through merger or consolidation with any other corporation, without the affirmative vote at a meeting or the written consent with or without a meeting of the holders of at least 66 2/3% in number of shares of this Series then outstanding, amend, alter or repeal any of the provisions of this Paragraph F relating to this Series or the Certificate of Incorporation of the Corporation, or authorize any reclassification of the shares of this Series, so as in any such case to affect adversely the preferences, special rights or powers of the shares of this Series.

          (g) In exercising the voting rights set forth in this Section (F)(l), each share of Preferred Stock entitled to such voting right shall have equal voting power, notwithstanding any greater or lesser general voting powers of one or more series of Preferred Stock.

          (2)  No consent of holders of shares of this
Series shall be required for (i) the creation of any indebtedness of any kind of the Corporation, (ii) the authorization or issuance of any class of stock of the Corporation subordinate to the shares of this Series as to dividends and as to liquidation, dissolution or winding up of the Corporation or (iii) subject to Section (F)(1)(f), the issuance of any shares of Preferred Stock.

     (G)  LIQUIDATION RIGHTS

          (1) Upon the dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of the shares of this Series shall be entitled to receive out of the assets of the Corporation available for distribution to stockholders, before any payment or distribution shall be made on the Common Stock or on any other class of stock ranking junior to this Series as to liquidation, the amount of $250 per share, plus all accumulated and unpaid dividends to the date of final distribution.

          (2) Neither the sale, lease or exchange (for cash, shares of stock, securities or other consideration) of all or substantially all the property and assets of the Corporation nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Section (G).

          (3)  After the payment to the holders of the
shares of this Series of the full preferential amounts provided for in this Section (G), the holders of this Series as such shall have no right or claim to any of the remaining assets of the Corporation.

          (4) In the event the assets of the Corporation available for distribution to the holders of shares of this Series upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such holders are entitled pursuant to Section (G)(1), no such distribution shall be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of this Series upon such dissolution, liquidation or winding up unless proportionate distributive amounts shall be paid on account of the shares of this Series, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon such dissolution, liquidation or winding up.

     (H)  PRIORITY

          (1) For purposes of this Paragraph F, any stock of any class or series of the Corporation shall be deemed to rank:

               (i)  Prior to the shares of this Series,
     either as to dividends or as to liquidation, if the holders of such class or classes shall be entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of this Series;

              (ii)  On a parity with shares of this Series,
     either as to dividends or as to liquidation, whether or not the dividend rates, Dividend Payment Dates, or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of this Series, if the holders of such stock are entitled to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, in proportion to their respective dividend rates or liquidation prices, without preference or priority, one over the other, as between the holders of such stock and the holders of shares of this Series; and

             (iii)  Junior to shares of this Series, either
     as to dividends or as to liquidation, if such class or series shall be Common Stock or if the holders of shares of this Series shall be entitled to receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, as the case may be, in preference or priority to the holders of shares of such class or series.

          (2) The shares of this Series shall rank pari passu with the Corporation's $19.375 Convertible
Exchangeable Preferred Stock.

          FOURTH: The Office of the Corporation within the State of New York shall be located in the County of New
York, City of New York.

          FIFTH: The post office address to which the Secretary of State shall mail a copy of any process against the Corporation served upon him, is Arrow Electronics, Inc., c/o Prentice Hall Corporation System Inc., 15
Columbus Circle, New York, New York 10023-7773.

          SIXTH: The duration of the Corporation shall be perpetual.

          SEVENTH: The number of directors shall be no less than three and no more than fifteen. Directors need not be shareholders.

          EIGHTH: The Secretary of State is designated as the agent of the Corporation upon whom process in any action or proceeding against it may be served within the State of New York.

          NINTH: The following provisions are inserted for the regulation and conduct of the affairs of the Corporation, and it is expressly provided that they are intended to be in furtherance and not in limitation or exclusion of the powers conferred by law:

          No contract or other transaction between the Corporation and any other firm or corporation shall be affected or invalidated by reason of the fact that any one or more of the directors or officers of this Corporation is or are interested in, or is a member, stockholder, director, or officer, or are members, stockholders, directors, or officers of such other firm or corporation;
and any director or officer or officers, individually or jointly, may be a party or parties to, or may be interested in, any contract or transaction of this Corporation, or in which this Corporation is interested, and no contract, act, or transaction of this Corporation with any person or persons, firm, association or corporation, shall be affected or invalidated by reason of the fact that any director or directors, officer or officers of this Corporation is a party or are parties to, or interested in, such contract, act or transaction, or in any way connected with such person or persons, firm, association or corporation, and each and every person who may become a director or officer of this Corporation is relieved from any liability that might otherwise exist from thus contracting with this Corporation for the benefit of himself or any firm, association or corporation in which he may be in anywise interested.

          Subject to such restrictions and regulations contained in By-Laws adopted by the stockholders, the Board of Directors may make, alter, amend and rescind the By-laws, and may provide therein for the appointment of an executive committee from their own members, to exercise all or any of the powers of the Board, which may lawfully be delegated when not in session. The By-Laws may be amended or repealed, at any time, by the stockholders.

          The Board of Directors shall have power, in its discretion, to provide for and to pay to directors rendering unusual or exceptional services to the Corporation, special compensation appropriate to the value of such services.

          By resolution duly adopted by the holders of not less than a majority of the shares of stock then issued and outstanding and entitled to vote at any regular or special meeting of the stockholders of the Corporation duly called and held as provided in the By-Laws of the Corporation, any director or directors of the Corporation may be removed from office at any time or times, with our without cause.
The Board of Directors may at any time remove any officer of the Corporation with or without cause.

          Any person made a party to any action, suit or proceeding by reason of the fact that he, is testator or intestate, is or was a director, officer or employee of the Corporation or of any corporation which he served as such at the request of the Corporation shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceedings, or in connection with any appeal therein, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such officer, director or employee is liable for negligence or misconduct in the performance of his duties. The foregoing right or indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

          The Corporation may use and apply its surplus earnings or accumulated profits, not otherwise by law to be reserved, to the purchase or acquisition of property and to the purchase or acquisition of its own capital stock from time to time and to such extent and in such manner and upon such terms as its Board of Directors shall determine; and neither the property nor the capital stock so purchased or acquired, nor any of its own capital stock taken in payment of satisfaction of any debt due to the Corporation, shall be regarded as profits for the purpose of declaration or payment of dividends, unless otherwise determined by a majority of the Board of Directors.

          A director of this Corporation shall not be personally liable to the Corporation or its shareholders for damages for any breach of fiduciary duty as a director, except for liability resulting from a judgment or other final adjudication adverse to the director: (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of the law, (ii) for any transaction from which the director derived a financial profit or other advantage to which the director was not legally entitled, or (iii) under Section 719 of the New
York Business Corporation Law.

          TENTH: A. 1. In addition to any affirmative vote required by law or under any other provision of this Certificate of Incorporation, and except as otherwise expressly provided in Paragraph B:

               (i) any merger or consolidation of the
     Corporation or any Subsidiary (as hereinafter defined) with or into (A) any 30% Shareholder (as hereinafter defined) or (B) any other corporation (whether or not itself a 30% Shareholder) which, after such merger or consolidation, would be an Affiliate (as hereinafter defined) of a 30% Shareholder, or

              (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of related transactions) to or with any 30% Shareholder of any assets of the Corporation or any Subsidiary having an aggregate fair market value of $5,000,000 or more, or

             (iii) the issuance or transfer by the
     Corporation or any Subsidiary (in one transaction or a series of related transactions) of any securities of the Corporation or any Subsidiary to any 30%
     Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate fair market value of $5,000,000 or more, provided, however, that this clause (iii) shall not be applicable to any issuance or transfer to a 30%
     Shareholder if the acquisition of the 30% Interest (as hereinafter defined) by such 30% Shareholder was approved by the Board of Directors of the Corporation prior to the time that such 30% Shareholder became a 30% Shareholder and such 30% Shareholder is entitled to acquire such shares pursuant to an agreement approved by a majority of the continuing directors, or

              (iv) any reclassification of securities
     (including any reverse stock split), recapitalization, reorganization or any similar transaction designed to reduce materially, or having the effect of reducing materially, the percentage of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, considered for the purpose of this Article TENTH as one class
     ("Voting Shares"), which are held by the holders
     ("Public Holders") of Voting Shares other than any 30%
     Shareholder,

shall require the affirmative vote of the holders of at least 90% of the Voting Shares. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that some lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

          2. The term "business combination" as used in this Article TENTH shall mean any transaction which is referred to in any one or more of clauses (i) through (iv) of subparagraph 1 of this Paragraph A.

          B.  The provisions of Paragraph A of this Article
TENTH shall not be applicable to any particular business combination, and such business combination shall require only such affirmative vote as is required by law and any other provision of this Certificate of Incorporation, if all of the following conditions shall have been satisfied:

          1.  The ratio of:

          (a) the aggregate amount of the cash and the fair market value of other consideration to be received per share by holders of common stock of the Corporation
     ("Common Stock") in such business combination,

          (b) the market price of the Common Stock immediately prior to the announcement of such business combination, is at least as great as the ratio of

                    (i) the highest per share price
          (including brokerage commissions, transfer taxes and soliciting dealers' fees) which such 30%
          Shareholder has theretofore paid for any shares of Common Stock already owned by it, to

                   (ii) the market price of the Common
          Stock immediately prior to the initial
          acquisition by such 30% Shareholder of any Common
          Stock; and

          2. The aggregate amount of the cash and fair market value of other consideration to be received per share by holders of Common Stock in such business combination

               (i) is not less than the highest per share price (including brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such 30%
     Shareholder in acquiring any of its holdings of Common
     Stock, and

              (ii) is not less than the earnings per share of Common Stock for the four full consecutive fiscal quarters immediately preceding the record date for solicitation of votes on such business combination multiplied by the then price/earnings multiple (if any) of such 30% Shareholder as customarily computed and reported in the financial community; and

          3. The consideration to be received by holders of Common Stock in such business combination shall be in the same form and of the same kind as the consideration paid by the 30% Shareholder in acquiring the shares of Common Stock already owned by it; and

          4.  After such 30% Shareholder has acquired
ownership of not less than 30% of the then outstanding
Voting Shares (a "30% Interest") and prior to the consummation of such business combination:

               (i) the 30% Shareholder shall have taken steps to ensure that the Corporation's Board of Directors include at all times representation by continuing director(s) (as hereinafter defined) proportionate to the ratio that the Voting Shares which from time to time are not owned by any 30%
     Shareholder bear to all Voting Shares outstanding at such respective times (with a continuing director to occupy any resulting fractional board position);

              (ii) there shall have been no reduction in the rate of dividends payable on the Common Stock except as necessary to ensure that a quarterly dividend payment does not exceed 15% of the net income of the Corporation for the four full consecutive fiscal quarters immediately preceding the declaration date of such dividend, or except as may have been approved by a unanimous vote of all directors which the Corporation would have if there were no vacancies
     (the "whole Board");

             (iii) such 30% Shareholder shall not have acquired any newly issued shares of stock, directly or indirectly, from the Corporation (except upon conversion of convertible securities acquired by it prior to obtaining a 30% Interest or as a result of a pro rata stock dividend or stock split); and

              (iv) such 30% Shareholder shall not have acquired any additional shares of the Corporation's outstanding Common Stock or securities convertible into or exchangeable for Common Stock except as a part of the transaction which resulted in such 30%
     Shareholder acquiring its 30% interest; and

          5. Prior to the consummation of such business combination, such 30% Shareholder shall not have (i) received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits provided by the Corporation, or (ii) made any major changes in the Corporation's business or equity capital structure without the unanimous approval of the whole
Board; and

          6.  A proxy statement responsive to the
requirements of the Securities Exchange Act of 1934 shall have been mailed to all holders of Voting Shares for the purpose of soliciting shareholder approval of such business combination. Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the business combination which the continuing directors, or any of them, may have furnished in writing and, if deemed advisable by a majority of the continuing directors, an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such business combination, from the point of view of the Public Holders
(such investment banking firm to be selected by a majority of the continuing directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by the Corporation of such opinion).

          C.  For the purposes of this Article TENTH:

          1. A "person" shall mean any individual, firm, corporation or other entity.

          2. "30% Shareholder" shall mean, in respect of any business combination, any person (other than the Corporation) who or which, as of the record date for the determination of shareholders entitled to notice of and to vote on such business combination,

          (a) is the beneficial owner, directly or indirectly, of not less than 30% of the Voting Shares, or

          (b) is an Affiliate of the Corporation and at any time prior thereto was the beneficial owner, directly or indirectly, of not less than 30% of the then outstanding Voting Shares, or

          (c) is an assignee of or has otherwise succeeded to any shares of capital stock of the Corporation which were at any time prior thereto beneficially owned by any 30% Shareholder, and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities
     Act of 1933, provided, however, that this clause (c) shall not be applicable to any assignment or succession of shares of capital stock that were previously owned by any 30% Shareholder if the acquisition of the 30% Interest by each 30%
     Shareholder that previously owned any of such shares was approved by the Board of Directors of the Corporation prior to the time that such 30%
     Shareholder became a 30% Shareholder and each assignment or succession of such shares from such a 30% Shareholder is in accordance with an agreement between such 30% Shareholder and the Corporation approved by a majority of the continuing directors that permits such an assignment or succession.

          3. A person shall be the "beneficial owner" of any Voting Shares:

          (a) which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly, or

          (b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants, or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding, or

          (c) which are beneficially owned, directly or indirectly, by any other person with which such first mentioned person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of capital stock of the Corporation.

          4. The outstanding Voting Shares shall include shares deemed owned through application of subparagraph 3 above but shall not include any other Voting Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights, warrants or options, or otherwise.

          5. "Continuing director" shall mean a person who was a member of the Board of Directors of the Corporation elected by the Public Holders prior to the date as of which any 30% Shareholder acquired in excess of 10% of the then outstanding Voting Shares, or a person designated (before his initial election as a director) as a continuing director by a majority of the then continuing directors.

          6. "Other consideration to be received" shall mean Common Stock of the Corporation retained by its Public
Holders in the event of a business combination in which the Corporation is the surviving corporation.

          7. "Affiliate" and "Associate" shall have the respective meanings given those terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange
Act of 1934, as in effect on January 1, 1978.

          8. "Subsidiary" means any corporation of which a majority of any class of equity security (as defined in Rule 3a11-l of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1,
1978) is owned, directly or indirectly, by the Corporation.

          D. A majority of the continuing directors shall have the power and duty to determine for the purposes of this Article TENTH, on the basis of information known to them, (a) the number of Voting Shares beneficially owned by any person, (b) whether a person is an Affiliate or Associate of another, (c) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in subparagraph 3 of Paragraph C, or (d) whether the assets subject to any business combination have an aggregate fair market value of $5,000,000 or more.

          E. Any amendment, alteration, change or repeal of this Article TENTH of this Certificate of Incorporation shall require the affirmative vote of the holders of at least 90% of the then outstanding Voting Shares; provided, however, that this Paragraph E shall not apply to, and such 90% vote shall not be required for, any amendment, alteration, change or repeal unanimously recommended to the shareholders by the whole Board if all members of the whole
Board are continuing directors.

          F. Nothing contained in this Article TENTH shall be construed to relieve any 30% Shareholder from any fiduciary obligation imposed by law.

          4. The restatement hereinabove set forth was authorized by the Board of Directors of the Corporation at a meeting duly held on October 23, 1991.


          IN WITNESS WHEREOF, we have signed this
certificate and affirm the statements contained therein as true under penalties of perjury.


Dated:  October 23, 1991


                              s/ROBERT E. KLATELL
                              Robert E. Klatell,
                              Senior Vice President



                              s/WAYNE BRODY
                              Wayne Brody,
                              Assistant Secretary
                 CERTIFICATE OF AMENDMENT

           OF THE CERTIFICATE OF INCORPORATION

                            OF

                  ARROW ELECTRONICS, INC.

     UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW







               CONFORMED COPY
               AS AMENDED THROUGH NOVEMBER 28, 1994


               WINTHROP, STIMSON, PUTNAM & ROBERTS
               ONE BATTERY PARK PLAZA
               NEW YORK, NEW YORK   10004-1490